Exhibit 5.1

201 South Main Street Suite 1800 Salt Lake City, Utah 84111 Telephone 801.532.1234 Facsimile 801.536.6111	Mark E. Lehman Direct Dial (801) 532-1234 E-Mail MLehman@parsonsbehle.com

October 27, 2011

Board of Directors

inContact, Inc.

7730 S. Union Park Ave., Suite 500

Midvale, Utah 84047

Re:	Shelf Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to inContact, Inc., a Delaware corporation (the “Company”), in connection with the Shelf Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, up to an aggregate offering price of $40,000,000: (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), to be issued in one or more series; (iii) warrants to purchase the Common Stock or Preferred Stock, or any combination of such securities (the “Warrants”); and (v) units consisting of any combination of Common Stock, Preferred Stock, and Warrants (the “Units”). The Common Stock, Preferred Stock, Warrants, and Units are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (iv) the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

Board of Directors

inContact, Inc.

October 27, 2011

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the

Board of Directors

inContact, Inc.

October 27, 2011

Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively, the “Securities Agreements”) relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of any Warrants and Units included in any Securities offered and issued as executed and delivered are as described in the Registration Statement; and (vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Our opinions are subject to the following qualifications and exceptions:

(i) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, conservatorship, receivership or other similar laws relating to or affecting the enforcement of or rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(ii) We express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Securities Agreements and the effect of judicial decisions that have held certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Securities Agreements is not material.

(iii) We express no opinion as to the enforceability of any provision of the Securities Agreements that purports to transfer rights under a contract the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law.

(iv) We express no opinion as to the enforceability of any provision of the Securities Agreements that purports to prohibit or restrict a transfer of rights under the Securities Agreements.

(v) We express no opinion as to the enforceability of any provision of the Securities Agreements imposing or that are construed as effectively imposing a penalty.

(vi) We express no opinion as to the enforceability of any provision of the Securities Agreements to the extent it permits any purchaser of a security to set off or apply any deposit, property or indebtedness with respect to any security.

Board of Directors

inContact, Inc.

October 27, 2011

(vii) We express no opinion as to the enforceability of any provision of the Securities Agreements that purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

(viii) We express no opinion as to the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities Agreements or to aid in the interpretation of the Securities Agreements.

(ix) We express no opinion as to the enforceability of any provision of the Securities Agreements providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy.

(x) We express no opinion as to the enforceability of any provision of the Securities Agreements providing for indemnification or contribution to the extent that such indemnification or contribution would be against public policy.

(xi) We express no opinion as to the enforceability of any provision of the Securities Agreements purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud.

(xii) We express no opinion as to the enforceability of any provision of the Securities Agreements purporting to waive defenses where such waiver would be against public policy.

Based upon, subject to and limited by the foregoing, we are of the following opinions:

1. With respect to shares of the Common Stock, when (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) if certificated, certificates representing shares of the Common Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

Board of Directors

inContact, Inc.

October 27, 2011

2. With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, and (B) if certificated, certificates representing shares of the Preferred Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Warrants, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Warrants, the terms of the offering thereof and related matters, and (B) such Warrants have been duly executed, authenticated, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Warrants will constitute binding obligations of the Company.

4. With respect to the Units, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Units, the terms of the offering thereof and related matters, and (B) if certificated, certificates representing such Units have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Units will constitute binding obligations of the Company.

Board of Directors

inContact, Inc.

October 27, 2011

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to reference our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. This opinion letter is rendered solely to you as of the date hereof in connection with the registration of the Securities under the Registration Statement. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Sincerely,

/s/ Parsons Behle & Latimer

Parsons Behle & Latimer